                                                                    EXHIBIT 10.3

                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                      DLJ MERCHANT BANKING PARTNERS, L.P.,

                        DLJ INTERNATIONAL PARTNERS, C.V.,

                          DLJ OFFSHORE PARTNERS, C.V.,

                       DLJ MERCHANT BANKING FUNDING, INC.,

                            DLJ CAPITAL CORPORATION,

                             SPROUT GROWTH II, L.P.,

                             SPROUT CEO FUND, L.P.,

                     DLJ MERCHANT BANKING PARTNERS II, L.P.,

                    DLJ MERCHANT BANKING PARTNERS II-A, L.P.,

                         DLJ OFFSHORE PARTNERS II, C.V.,

                         DLJ DIVERSIFIED PARTNERS, L.P.,

                        DLJ DIVERSIFIED PARTNERS-A, L.P.,

                         DLJ MILLENNIUM PARTNERS, L.P.,

                             DLJMB FUNDING II, INC.,

                               DLJ FIRST ESC LLC,

                             DLJ EAB PARTNERS, L.P.,

                        UK INVESTMENT PLAN 1997 PARTNERS,

                          NEBCO EVANS HOLDING COMPANY,

                                       AND

                            HOLBERG INDUSTRIES, INC.

                                   dated as of

                                  July 11, 1997

                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01. Definitions......................................................2

                                    ARTICLE 2
                                PURCHASE AND SALE

SECTION 2.01. Purchase and Sale................................................9
SECTION 2.02. Closing..........................................................9

                                    ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF NEBCO AND HOLBERG

SECTION 3.01.  Corporate Existence and Power..................................10
SECTION 3.02.  Corporate Authorization........................................10
SECTION 3.03.  Governmental Authorization.....................................10
SECTION 3.04.  Non-contravention..............................................11
SECTION 3.05.  Capitalization.................................................11
SECTION 3.06.  Subsidiaries...................................................12
SECTION 3.07.  Financial Statements...........................................13
SECTION 3.08.  Absence of Certain Changes.....................................13
SECTION 3.09.  No Undisclosed Material Liabilities............................15
SECTION 3.10.  Material Contracts.............................................15
SECTION 3.11.  Litigation.....................................................16
SECTION 3.12.  Compliance with Laws and Court Orders; No Defaults.............16
SECTION 3.13.  Properties.....................................................16
SECTION 3.14.  Insurance Coverage.............................................17
SECTION 3.15.  Licenses and Permits...........................................18
SECTION 3.16.  Due Diligence Documents; Disclosure............................18
SECTION 3.17.  Finders' Fees..................................................18
SECTION 3.18.  Labor Matters..................................................18
SECTION 3.19.  Environmental Matters..........................................18
SECTION 3.20.  Employee Benefit Plans.........................................20
SECTION 3.21.  Meaning of Nebco...............................................21
SECTION 3.22.  Nebco's Taxes..................................................21
SECTION 3.23.  Certain Interests..............................................22

                                                                            PAGE

SECTION 3.24.  Charter and Bylaws.............................................22

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

SECTION 4.01.  Existence and Power............................................23
SECTION 4.02.  Authorization..................................................23
SECTION 4.03.  Governmental Authorization.....................................23
SECTION 4.04.  Non-contravention..............................................23
SECTION 4.05.  Financing......................................................23
SECTION 4.06.  Purchase for Investment........................................23
SECTION 4.07.  Litigation.....................................................24
SECTION 4.08.  Finders' Fees..................................................24

                                    ARTICLE 5
                        COVENANTS OF THE BUYERS AND NEBCO

SECTION 5.01.  Best Efforts...................................................24
SECTION 5.02.  Certain Filings................................................25
SECTION 5.03.  Public Announcements...........................................25
SECTION 5.04.  Allocation of Value............................................25

                                    ARTICLE 6
                               HOLBERG OBLIGATIONS

SECTION 6.01.  Holberg's Taxes................................................25
SECTION 6.02.  Nebco's Current Tax Sharing Agreement..........................26
SECTION 6.03.  Tax Sharing....................................................27
SECTION 6.04.  Tax Assets.....................................................29
SECTION 6.05.  Apportionment of Section 382 Limitation........................30
SECTION 6.06.  Indemnification................................................31

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

SECTION 7.01. Conditions to Obligations of Nebco and the Buyers...............31
SECTION 7.02. Conditions to Obligations of the Buyers.........................32
SECTION 7.03. Conditions to Obligations of Nebco..............................34

                                                                            PAGE

                                    ARTICLE 8
                            SURVIVAL; INDEMNIFICATION

SECTION 8.01.  Survival.......................................................35
SECTION 8.02.  Indemnification................................................35
SECTION 8.03.  Procedures.....................................................35
SECTION 8.04.  Waiver of Subrogation..........................................36

                                    ARTICLE 9
                                   TERMINATION

SECTION 9.01. Grounds for Termination.........................................36
SECTION 9.02. Effect of Termination...........................................36

                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.01.  Notices.......................................................37
SECTION 10.02.  Amendments and Waivers........................................38
SECTION 10.03.  Expenses......................................................38
SECTION 10.04.  Successors and Assigns........................................38
SECTION 10.05.  Governing Law.................................................39
SECTION 10.06.  Jurisdiction..................................................39
SECTION 10.07.  Counterpart; Third Party Beneficiaries........................39
SECTION 10.08.  Entire Agreement..............................................39

                                     ANNEXES

Annex A             Senior Preferred Stock Purchased by the New Buyers
Annex B             Junior Preferred Stock Purchased by the New Buyers
Annex C             Warrants to be Issued to the New Buyers
Annex D             12.5% Senior Secured Notes of Nebco to be Redeemed
                    by the Original Buyers
Annex E             Form of Certificate of Designations of 13 1/2% Senior
                    Exchangeable Preferred Stock Due 2009
Annex F             Form of Certificate of Designations of 15% Junior
                    Exchangeable Preferred Stock Due 2009
Annex G             Form of Warrant
Annex H             Certificate of Incorporation
Annex I             Bylaws
Annex J             Sideletter of Daniel W. Crippen

                                    SCHEDULES

Schedule 3.05       Owners of Capital Stock
Schedule 3.06       Subsidiaries
Schedule 3.08       Absence of Certain Changes
Schedule 3.09       Material Liabilities
Schedule 3.10       Material Contracts
Schedule 3.11       Litigation
Schedule 3.23       Certain Interests

                          SECURITIES PURCHASE AGREEMENT

     AGREEMENT dated as of July 11, 1997 by and among DLJ Merchant Banking Partners, L.P., a Delaware limited partnership ("DLJMB PARTNERS"); DLJ International Partners, C.V., a Netherlands Antilles limited partnership; DLJ Offshore Partners, C.V., a Netherlands Antilles limited partnership; DLJ Merchant Banking Funding, Inc., a Delaware corporation, DLJ Capital Corporation, a Delaware corporation, Sprout Growth II, L.P., a Delaware limited partnership, Sprout CEO Fund, L.P., a Delaware limited partnership, DLJ First ESC LLC, a Delaware limited liability company, (each of DLJ First ESC LLC, except in connection with it's acquisition of Securities (as defined below) pursuant to this Agreement in which case it shall be referred to as a New Buyer (as defined below), and the other foregoing entities, an "ORIGINAL BUYER", and collectively, the "ORIGINAL BUYERS"), DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership, DLJ Merchant Banking Partners II-A, L.P., a Delaware limited partnership, DLJ Offshore Partners II, C.V., a Netherlands Antilles limited partnership, DLJ Diversified Partners, L.P., a Delaware limited partnership, DLJ Diversified Partners-A, L.P., a Delaware limited partnership, DLJ Millennium Partners, L.P., a Delaware limited partnership, DLJMB Funding II, Inc., a Delaware corporation, DLJ EAB Partners, L.P., a Delaware limited partnership, UK Investment Plan 1997 Partners, a Delaware partnership (each of the foregoing, excluding the Original Buyers, but including DLJ First ESC LLC in its capacity as described above, a "NEW BUYER", and collectively, the "NEW BUYERS", and each of the foregoing, including the Original Buyers, a "BUYER", and collectively, the "BUYERS"), Holberg Industries, Inc., a Delaware corporation ("HOLBERG"), and Nebco Evans Holding Company, a Delaware corporation ("NEBCO").


                                   WITNESSETH:

     WHEREAS, the New Buyers desire to purchase from Nebco, and Nebco desires to issue and sell to the New Buyers, upon the terms and subject to the conditions set forth herein, Senior Preferred Stock (as defined below), Junior Preferred Stock (as defined below) and Warrants (as defined below) to purchase up to 22.5% of the fully-diluted Nebco Common Stock (as defined below); and

     WHEREAS, the Original Buyers and Nebco desire to have repaid in full all of the issued and outstanding 12.5% Senior Secured Notes of Nebco, upon the terms and subject to the conditions set forth herein;


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     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "ACCOUNTING REFEREE" means a nationally recognized accounting firm having no material relationship with the Buyers, Holberg, Nebco or their Affiliates, acceptable to all parties to the dispute which such Referee is to resolve and appointed within 15 days after the need for such Referee arises.

     "AFFILIATE" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise; provided, that none of the Buyers or other stockholders of Nebco shall be deemed to be an Affiliate of any other Buyer solely by virtue of their beneficial ownership of securities of Nebco.

     "AMERISERVE" means AmeriServe Food Distribution, Inc., a Nebraska corporation.

     "AMERISERVE DOCUMENTS" means the Asset Purchase Agreement (the "ASSET PURCHASE AGREEMENT") dated as of May 23, 1997 between PepsiCo, Inc., a North Carolina corporation, and Nebco, and each other document relating to the acquisition, directly or indirectly, by Nebco of the assets and properties of PepsiCo, Inc. contemplated thereby.

     "AMERISERVE SENIOR PREFERRED STOCK" means the Senior Non-Convertible Preferred Stock, par value $1.00 per share, of AmeriServe.

     "BALANCE SHEET" means the audited balance sheet of Nebco and its Subsidiaries as of December 28, 1996.


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
     "BALANCE SHEET DATE" means December 28, 1996.

     "BENEFIT ARRANGEMENT" means, with respect to Nebco, any employment, severance or similar contract, arrangement or policy, or any plan or arrangement (whether or not written) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan, (ii) is entered into or maintained, as the case may be, by Nebco or any of its Affiliates and (iii) covers any employee or former employee of Nebco or any of its Subsidiaries.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banking institutions in The City of New York are authorized by law or executive order to close.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any regulations promulgated thereunder.

     "CLOSING DATE" means the date of the Closing.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CREDIT AGREEMENT" means the Second Amended and Restated Credit Agreement dated as of July 11, 1997 among AmeriServe, Bank of America National Trust and Savings Association, Donaldson, Lufkin & Jenrette Securities Corporation and certain other financial institutions listed therein.

     "DLJMB II" means DLJ Merchant Banking II, Inc., a Delaware corporation, acting on behalf of the New Buyers.

     "EMPLOYEE PLAN" means, with respect to Nebco, any "EMPLOYEE BENEFIT PLAN", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by Nebco or any of its Affiliates and (iii) covers any employee or any former employee of Nebco or any of its Subsidiaries.

     "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, treaties, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

     "ENVIRONMENTAL LIABILITIES" means, with respect to Nebco, any and all liabilities of or relating to Nebco or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of Nebco or any of its Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws (including without limitation any matters disclosed or required to be disclosed in Schedule 3.19 hereto) and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, and the rules and regulations promulgated thereunder.

     "ERISA AFFILIATE" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "FINAL DETERMINATION" means (i) with respect to federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD and, with respect to Taxes other than federal Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations) or (ii) the payment of Tax by the Buyers, Holberg, Nebco or any of their Affiliates, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such responsible party determines that no action should be taken to recoup such payment and the other party agrees.

     "HAZARDOUS SUBSTANCES" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, and any substance regulated under Environmental Laws.

     "HOLBERG GROUP" means (i) with respect to federal Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which Holberg is a member, and (ii) with respect to state and local taxes, the consolidated, combined, unitary or similar group of which Holberg is a member.

     "INDENTURE" means the Indenture dated as of the Closing Date, by and among Nebco and State Street Bank and Trust Company, as trustee ("TRUSTEE"), as thereafter amended or supplemented from time to time, relating to the Senior Discount Notes.

     "INTELLECTUAL PROPERTY RIGHT" means any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

     "INVESTORS AGREEMENT" means the Amended and Restated Investors Agreement dated as of the date hereof by and among the Buyers, Nebco, Nebco Evans Distributors, Inc. and Holberg.

     "JUNIOR PREFERRED STOCK" means the 15% Junior Exchangeable Preferred Stock Due 2009 of Nebco issued pursuant to the Certificate of Designations attached hereto as Annex F.

     "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "MARCH CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of March 26, 1997 among AmeriServe, Bank of America National Trust and Savings Association, Donaldson, Lufkin & Jenrette Securities Corporation and certain other financial institutions listed therein, which, when amended and restated as of July 11, 1997, shall be the Credit Agreement.

     "MATERIAL ADVERSE EFFECT" means, with respect to Nebco, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Nebco and its Subsidiaries, taken as a whole.

     "MULTIEMPLOYER PLAN" means each Employee Plan that is a multiemployer Plan as defined in Section 3(37) of ERISA.

     "NEBCO, CLASS A COMMON STOCK" means the Class A Common Stock, par value $.01 per share, of Nebco.

     "NEBCO CLASS B COMMON STOCK" means the Class B Non-Voting Common Stock, par value $.01 per share, of Nebco.

     "NEBCO COMMON STOCK" means Nebco Class A Common Stock and Nebco Class B Common Stock.

     "NEBCO, PREFERRED STOCK" means the Preferred Stock, par value $.01 per share, of Nebco.

     "NEBCO SENIOR PREFERRED STOCK" means the Junior Non-Convertible Preferred Stock, par value $.01 per share, of Nebco (previously the Senior Non-Convertible Preferred Stock).

     "NEW NEBCO, BYLAWS" means the Bylaws of Nebco as in effect immediately prior to the Closing and in the form attached hereto as Annex I.

     "NEW NEBCO CHARTER" means the Certificate of Incorporation of Nebco, as amended, as in effect immediately prior to the Closing and in the form attached hereto as Annex H

     "1934 ACT" means the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "ORIGINAL WARRANTS" means the warrants issued by Nebco on January 25, 1996 to the Original Buyers for the purchase of Nebco Common Stock.

     "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PFS BUSINESS" shall have the meaning ascribed to such term in the Asset Purchase Agreement.

     "SECURITIES" means, collectively, the Senior Discount Notes, the Senior Preferred Stock, the Junior Preferred Stock and the Warrants.

     "SENIOR DISCOUNT NOTES" means the 12 3/8% Senior Discount Notes due 2007 of Nebco to be issued pursuant to the Indenture.

     "SENIOR PREFERRED STOCK" means the 13 1/2% Senior Exchangeable Preferred Stock Due 2009 of Nebco issued pursuant to the Certificate of Designations attached hereto as Annex E.

     "SUBSIDIARY" means, with respect to any Person, any corporation or any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "TAX" (and with correlative meaning, "TAXES") means, except to the extent otherwise provided in Section 6.01 of this Agreement, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), (ii) liability of Nebco or any of its Subsidiaries for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of Nebco or any of its Subsidiaries for payment of such amounts was determined or taken into account with reference to the liability of any other person for any Pre-Closing Tax Period and (iii) liability of Nebco or any of its Subsidiaries for the payments of any amounts as a result of being party to any tax sharing agreement (including, without limitation, the Tax Sharing Agreement) or with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

     "TAX ASSET" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes).

     "TITLE IV PLAN" means an Employee Plan, other than any Multiemployer Plan, subject to Title IV of ERISA.

     "TRANSACTION DOCUMENTS" means this Agreement, the Investors Agreement, the Senior Discount Notes, the Certificate of Designations of the Senior Preferred Stock and the Junior Preferred Stock and the Warrants and each such document is sometimes referred to individually as a "TRANSACTION DOCUMENT."

     "TRANSACTIONS" means the transactions contemplated by the Transaction Documents.

     "TRUSTEE" shall have the meaning set forth in the definition of "INDENTURE."

     "WARRANTS" means the warrants in the form attached hereto as Annex G, issued by Nebco to the New Buyers for the purchase of those numbers of shares of Nebco Common Stock (subject to adjustments) set forth on Annex C hereto.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

Term                                                                Section

Closing                                                             2.02
Damages                                                             8.02
Indemnified Party                                                   8.03
Indemnifying Party                                                  8.03
Interim Financial Statements                                        3.07(b)
Nebco Securities                                                    3.05(b)(iii)
Nebco Tax Asset                                                     6.04(e)
Other Payments                                                      6.03(f)
Party                                                               3.22(b)
Permits                                                             3.15
Pre-Closing Tax Period                                              3.22(a)(i)
Purchase Prices                                                     2.01(a)(ii)
Recipient                                                           6.05
Returns                                                             3.22(a)(i)
Series $50,000 Preferred Stock                                      3.05(b)
Series $25,000 Preferred Stock                                      3.05(b)
Stub Period                                                         6.03(b)
Subsidiary Securities                                               3.06(b)(ii)
Tax Provision                                                       6.03(f)
Tax Sharing Agreement                                               3.22(b)
Tax Sharing Amount                                                  6.03(b)
True-Up Schedule                                                    6.03(b)
Unadjusted Tax Sharing Amount                                       6.03(f)
USRPHC                                                              3.22(a)(vi)


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
                                    ARTICLE 2
                                PURCHASE AND SALE

     SECTION 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, (i) Nebco agrees to sell to each New Buyer and each New Buyer agrees, severally and not jointly, to purchase from Nebco at the Closing, the Senior Preferred Stock, the Junior Preferred Stock and Warrants set forth opposite its name on Annex A, Annex B and Annex C hereto, respectively,
(ii) Nebco agrees to redeem and each Original Buyer agrees to have redeemed that principal amount of 12.5% Senior Secured Notes of Nebco held by such Original Buyers as is set forth opposite its name on Annex D, upon the terms and subject to the conditions set forth herein. The purchase price for the Senior Preferred Stock (the "SENIOR PREFERRED PURCHASE PRICE") applicable to each New Buyer is set forth opposite its name on Annex A hereto. The purchase price for the Junior Preferred Stock (the "JUNIOR PREFERRED PURCHASE PRICE", and together with the Senior Preferred Purchase Price, the "PURCHASE PRICES") applicable to each New Buyer is set forth opposite its name on Annex B hereto. The Purchase Prices shall be paid as provided in Section 2.02.

     SECTION 2.02. Closing. The closing (the "CLOSING") of the purchase and sale of the Securities hereunder shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York as soon as possible after satisfaction of the conditions set forth in Article 7 or at such other time or place as the Buyers and Nebco may agree. At the Closing:

     (a) Each New Buyer shall deliver to Nebco the amount of (i) the applicable Senior Preferred Purchase Price, and (ii) the applicable Junior Preferred Purchase Price, in immediately available funds by wire transfer to the accounts of Nebco, designated by Nebco.

     (b) Each Original Buyer shall deliver to Nebco the aggregate principal amount of 12.5% Senior Secured Notes of Nebco set forth opposite such Original Buyer's name in Annex D.

     (c) Nebco shall issue and deliver to each New Buyer the Securities being purchased hereunder by such New Buyer, in each case registered in the name of such Buyer, and to each Original Buyer the amount being paid in redemption by Nebco for all 12.5% Senior Secured Notes of Nebco held by such Original Buyer. Each Warrant shall be for the amount of Warrant Shares set forth opposite such applicable New Buyer's name on Annex C and the Senior Preferred Stock and Junior Preferred Stock shall be in such denominations as such Buyer may designate by notice to Nebco not later than one Business Day prior to the Closing.

                                    ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF NEBCO AND HOLBERG

     Each of Nebco and Holberg represents and warrants to each Buyer as of the date hereof that:

     SECTION 3.01. Corporate Existence and Power. Each of Nebco and Holberg (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on such Person's business as now conducted and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for purposes of clauses 3.01(a)(ii) and 3.01(a)(iii) where the failure to have such licenses, authorizations, permits, consents or approvals or to be in good standing as a foreign corporation would not reasonably be expected to have a Material Adverse Effect. Nebco has heretofore delivered to the Buyers true and complete copies of the certificate of incorporation and bylaws of Nebco and its Subsidiaries as currently in effect.

     SECTION 3.02. Corporate Authorization. The execution, delivery and performance by Nebco, AmeriServe and Holberg of each of the Transaction Documents and the AmeriServe Documents to which such Person is a party are within such Person's corporate powers and have been duly authorized by all necessary corporate action on the part of such Person. This Agreement constitutes (and when executed and delivered, each other Transaction Document and AmeriServe Document to which Nebco, AmeriServe or Holberg is a party will constitute) a valid and binding agreement of Nebco, AmeriServe and Holberg, enforceable against such Person in accordance with its terms, except as such validity, enforceability and binding effect may be limited by bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally and by equitable principles.

     SECTION 3.03. Governmental Authorization. The execution, delivery and performance by Nebco, AmeriServe and Holberg of each of the Transaction Documents and the AmeriServe Documents to which such Person is a party require no action by or in respect of, or filing with, any governmental body, agency or official for the consummation of the transactions contemplated thereby, other than as required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Competition Act (Canada), as amended.

     SECTION 3.04. Non-contravention. The execution, delivery and performance by Nebco, AmeriServe and Holberg of each of the Transaction Documents and the AmeriServe Documents to which such Person is a party and the consummation by such Person of the Transactions and the transactions contemplated by the AmeriServe Documents do not and will not (i) violate the certificate of incorporation or bylaws of any such Person, (ii) assuming compliance with the matters referred to in Section 3.03, violate any applicable material law, rule, regulation, judgment, injunction, order or decree, (iii) other than pursuant to the Credit Agreement, require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any material right or obligation of such Person or any of its Subsidiaries to a loss of any material benefit to which such Person or any of its Subsidiaries is entitled under, any agreement or other instrument binding upon such Person or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by such Person or any of its Subsidiaries or (iv) result in the creation or imposition of any Lien on any material asset of such Person or any of its Subsidiaries.

     SECTION 3.05. Capitalization. (a) As of the date hereof, and after giving effect to the Transactions, the authorized capital stock of Nebco consists of
(i) 50,000 shares of Nebco Common Stock, consisting of 30,000 shares of Nebco Class A Common Stock and 20,000 shares of Nebco Class B Common Stock and (ii) 30,000,000 shares of Nebco Preferred Stock, of which 600 shares of Nebco Senior Preferred Stock, 5,000,000 shares of Senior Preferred Stock, 5,000,000 shares of Junior Preferred Stock and 300 shares of 8% Senior Convertible Preferred Stock are authorized. As of the date hereof and after giving effect to the Transactions, there are outstanding 6,508 shares of Nebco Class A Common Stock, 1,733 shares of Class B Common Stock, 2,400,000 shares of Senior Preferred Stock, 2,200,000 shares of Junior Preferred Stock, 600 shares of Nebco Senior Preferred Stock and 235 shares of 8% Senior Convertible Preferred Stock. As of the date hereof and after giving effect to the Transactions, (i) 1,759 Original Warrants have been issued to the Original Buyers and are outstanding, and 1,389 shares of Nebco Class A Common Stock and 370 shares of Nebco Class B Common Stock are reserved for issuance in connection with the exercise of the Original Warrants; and (ii) 2,904 Warrants have been issued to the New Buyers and are outstanding, and 2,904 shares of Nebco Class A Common Stock are reserved for issuance in connection with the exercise of such Warrants. The record owners of all of the issued and outstanding capital stock of Nebco as of the moment immediately prior to the Closing are as set forth on Schedule 3.05(a) attached hereto and effective upon the Closing shall be as set forth on Schedule 3.05(b) attached hereto. NED shall, effective on the Closing, own no other assets other than the securities it owns as set forth on Schedule 3.05(b).

     (b) All outstanding shares of capital stock of Nebco have been duly authorized and validly issued and are fully paid and non-assessable and free and clear of any preemptive or similar rights except as contemplated by the Investors Agreement. The issuance and sale of the Senior Preferred Stock, the Junior Preferred Stock and the Warrants have been duly authorized by Nebco and all necessary corporate and shareholder action in respect thereof have been taken, the Senior Preferred Stock, the Junior Preferred Stock and the Warrants issued to the Buyers on the date hereof are valid and binding obligations of Nebco, except as may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by laws of general application limiting the availability of equitable remedies. The Senior Preferred Stock and Junior Preferred Stock when issued pursuant hereto will be validly issued and fully paid and nonassessable. All shares of Nebco Common Stock to be issued upon the exercise of the Warrants and Original Warrants, when issued, will be duly authorized and validly issued, fully paid and nonassessable and free and clear of any preemptive or similar rights except as contemplated by the Investors Agreement. Except as set forth in this Section 3.05, there are no outstanding (i) shares of capital stock or voting securities of Nebco, (ii) securities of Nebco convertible into or exchangeable for shares of capital stock or voting securities of Nebco or (iii) options or other rights to acquire from Nebco, or other obligation of Nebco to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Nebco (the items in clauses 3.05(b)(i), 3.05(b)(ii) and 3.05(b)(iii), collectively, with respect to Nebco, the "NEBCO SECURITIES"). Other than as provided in the Transaction Documents, there are no outstanding obligations of Nebco or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Nebco Securities.

     SECTION 3.06. Subsidiaries. (a) Each Subsidiary of Nebco is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to have such licenses, authorizations, permits, consents or approvals or to be in good standing as a foreign corporation would not reasonably be expected to have a Material Adverse Effect. All Subsidiaries of Nebco and their respective jurisdictions of incorporation are identified in Schedule 3.06.

     (b) Except as disclosed in Schedule 3.06, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of Nebco is owned by Nebco, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). Except as disclosed in Schedule 3.06, there are no outstanding (i) securities of Nebco or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of Nebco's Subsidiaries or (ii) except for the Original Warrants, options or other rights to acquire from Nebco or any of its Subsidiaries, or other obligation of Nebco or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any of Nebco's Subsidiaries (the items in clauses 3.06(b)(i) and 3.06(b)(ii), the "SUBSIDIARY SECURITIES"). Other than as expressly contemplated by the Transaction Documents, there are no outstanding obligations of Nebco or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities of Nebco.

     SECTION 3.07. Financial Statements. (a) The audited consolidated financial statements of Nebco and its Subsidiaries as of December 28, 1996 present fairly, in all material respects, the consolidated financial position of Nebco and its Subsidiaries as of such date and their consolidated results of operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis.

     (b) The unaudited interim consolidated financial statements of Nebco and its Subsidiaries as of March 29, 1997 (the "INTERIM FINANCIAL STATEMENTS") present fairly, in all material respects, the consolidated financial position of Nebco and its Subsidiaries as of such date and their consolidated results of operations and cash flows for the period then ended in conformity with generally accepted accounting principles applied on a consistent basis.

     SECTION 3.08. Absence of Certain Changes. Since the Balance Sheet Date and except pursuant to the March Credit Agreement, as contemplated by the AmeriServe Documents or the Credit Agreement, or as set forth on Schedule 3.08, the business of Nebco and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

          (i) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to have a Material Adverse Effect;

          (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any Nebco Securities, or any repurchase, redemption or other acquisition by Nebco or any of its Subsidiaries of any Nebco Securities or Subsidiary Securities, except the repurchases by The Harry H. Post Company of all of its Class B Common Stock;

          (iii) any amendment of any material term of any outstanding Nebco Security or Subsidiary Security by Nebco or any of its Subsidiaries, except for amendments to the Certificate of Designations of the Senior Non-Convertible Preferred Stock and a sideletter from Daniel W. Crippen consenting to the amendment of the Certificate of Designations of 8% Senior Convertible Preferred Stock of Nebco;

          (iv) other than pursuant to the Credit Agreement, any incurrence, assumption or guarantee by Nebco or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practices and in no event for an aggregate amount greater than $150,000;

          (v) any creation or assumption by Nebco or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

          (vi) any making of any loan, advance or capital contribution to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of Nebco made in the ordinary course of business consistent with past practices;

          (vii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Nebco or any of its Subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

          (viii) any transaction or commitment made, or any contract or agreement entered into, by Nebco or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Nebco or any of its Subsidiaries of any contract or other right, in either case, material to Nebco and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement or by the AmeriServe Documents;

          (ix) any material change in any method of accounting or accounting practice by Nebco or any of its Subsidiaries;

          (x) other than as set forth on Schedule 3.08, any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of Nebco or any of its Subsidiaries (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer or employee of Nebco or any of its Subsidiaries or (C) change in compensation or other benefits payable to any director, officer or employee of Nebco or any of its Subsidiaries pursuant to any severance or retirement plans or policies thereof, other than any such change made in the ordinary course of business but in no event greater than $500,000;

          (xi) any labor dispute, other than routine individual grievances or disputes involving an amount less than $50,000, or any activity or proceeding by a labor union or representative thereof to organize any employees of Nebco or any if its Subsidiaries, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, of Nebco, or any lockouts, strikes, slowdowns, work stoppages or, to its knowledge, threats thereof by or with respect to any employees of Nebco or any of its Subsidiaries; or

          (xii) any resignation, retirement or any termination of employment of any executive officer or other key employee of Nebco or any of its Subsidiaries nor has Nebco or any of its Subsidiaries received any notice of any such resignation or retirement from any such officer or employee.

     SECTION 3.09. No Undisclosed Material Liabilities. There are no liabilities of Nebco or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

     (a) liabilities provided for in the Balance Sheet or disclosed in the notes thereto;

     (b) liabilities disclosed on Schedule 3.09; and

     (c) other undisclosed liabilities which, individually or in the aggregate, are not material to Nebco or any of its Subsidiaries, as applicable, and in any event do not exceed $1,000,000 in the aggregate.

     SECTION 3.10. Material Contracts. (a) Except as disclosed in Schedule 3.10, neither Nebco nor any of its Subsidiaries is a party to or bound by:

          (i) any agreement with any director or officer of Nebco or any of its Subsidiaries or with any "ASSOCIATE" or any member of the "IMMEDIATE

     FAMILY" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the 1934 Act) of any such director or officer; or

          (ii) any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to Nebco and its Subsidiaries, taken as a whole.

     (b) Each agreement, commitment, arrangement or plan disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this Section
3.10 is a valid and binding agreement of Nebco or its Subsidiaries, as the case may be, and is in full force and effect (except as such validity and binding effect may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally and by equitable principles), and neither Nebco nor any of its Subsidiaries is nor, to the knowledge of Nebco, is any other party thereto in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment except for defaults or breaches which, individually or in the aggregate, would not reasonably be expected to have Material Adverse Effect.

     SECTION 3.11. Litigation. Other than as set forth on Schedule 3.11, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Nebco threatened against or affecting, Nebco or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by the Transaction Documents.

     SECTION 3.12. Compliance with Laws and Court Orders; No Defaults. (a) Neither Nebco nor any of its Subsidiaries is in violation of, and has not since January 1, 1995, violated, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations which are not material.

     (b) Neither Nebco nor any of its Subsidiaries is in material default under, and no condition exists that with notice or lapse of time or both would constitute a material default under, any agreement or other instrument binding upon Nebco or any of its Subsidiaries or any license, franchise, permit or similar authorization held by Nebco or any of its Subsidiaries.

     SECTION 3.13. Properties. (a) Except as set forth on Schedule 3.13, Nebco and its Subsidiaries have good title to, or in the case of leased property have valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) reflected on the Balance Sheet or material property and assets acquired after the Balance Sheet Date, and none of such property or assets is subject to any Liens, except:

          (i) Liens reflected on the Balance Sheet;

          (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet);

          (iii) Liens which do not materially detract from the value or materially interfere with any present or intended use of such property or assets; or

          (iv) Liens created pursuant to the Credit Agreement.

     (b) There are no developments affecting any such property or assets (whether real or personal) pending or, to the knowledge of Nebco threatened, which might materially detract from the value of such property or assets, or materially interfere with any present or intended use of any such property or assets.

     (c) All such leases of real property are valid, binding and enforceable in accordance with their respective terms and there does not exist under any such lease any material default by Nebco or its Subsidiaries beyond the expiration of any applicable notice or grace period.

     (d) The plant and equipment owned by Nebco and/or its Subsidiaries is in good operating condition, and is reasonably adequate and suitable for its present and intended uses and, in the case of plants, buildings and other structures is structurally sound, subject to ordinary wear and tear and except for such instances where the failure to meet such operating condition or structural soundness would not have a Material Adverse Effect.

     SECTION 3.14. Insurance Coverage. All insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of Nebco or any of its Subsidiaries are in full force and effect, and such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of Nebco and each of its Subsidiaries. There is no material claim by Nebco or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been paid timely and Nebco and its Subsidiaries have otherwise complied fully with the terms and conditions of all such policies and bonds. Nebco does not know of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds. Except as disclosed in Schedule 3.14, Nebco and its Subsidiaries shall after the Closing continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing.

     SECTION 3.15. Licenses and Permits. Each license, franchise, permit or other similar authorization affecting, or relating in any way to, the assets or business of Nebco and its Subsidiaries (the "Permits") is valid and in full force and effect and none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby, except to the extent that the failure of the representations contained in this Section 3.15 to be true is not, and could not reasonably be expected to be, a Material Adverse Effect.

     SECTION 3.16. Due Diligence Documents; Disclosure. The documents or information delivered to the Buyers in connection with the Transactions and the AmeriServe Documents, taken as a whole, contain no untrue statement of a material fact and do not omit to state any material fact necessary in order to make the statements contained therein not misleading, which untrue statements or omissions could reasonably be expected to be material to the Buyers' evaluation of such information. The financial projections relating to Nebco, any of its Subsidiaries, AmeriServe and the combination thereof delivered to the Buyers are made in good faith and are based upon reasonable assumptions, and neither Nebco nor Holberg is aware of any fact or set of circumstances that would lead it to believe that such projections are incorrect or misleading in any material respect.

     SECTION 3.17. Finders' Fees. Except as previously disclosed to the Buyers, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Holberg, Nebco or any of its Subsidiaries who might be entitled to any fee or commission in connection with any of the Transactions.

     SECTION 3.18. Labor Matters. Nebco and its Subsidiaries are in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice, except for such failures to comply which or such engagements which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as set forth on
Schedule 3.11, there is no unfair labor practice complaint pending or, to the knowledge of Nebco, threatened against Nebco or any of its Subsidiaries before the National Labor Relations Board.

     SECTION 3.19. Environmental Matters. (a) Except as disclosed on Schedule
3.19 and except for liabilities (whether accrued, contingent, absolute, determined, determinable or otherwise) resulting from the matters set forth in clauses 3.19(a)(ii), 3.19(a)(iii) and 3.19(a)(iv) below that in the aggregate do not exceed $1,000,000:

          (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to Holberg's or to Nebco's knowledge, threatened by any governmental entity or other Person with respect to any matters relating to Nebco or any of its Subsidiaries and relating to or arising out of any Environmental Law;

          (ii) no polychlorinated biphenyls, radioactive material, lead, lead paint, asbestos, asbestos-containing material or underground storage tank (active or abandoned) is or has been present at any property now or previously owned, leased or operated by Nebco or any of its Subsidiaries;

          (iii) no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property now or previously owned, leased or operated by Nebco or any of its Subsidiaries;

          (iv) there are no facts, conditions or set of circumstances which could result in or be the basis for any liability of Nebco or any of its Subsidiaries arising under or relating to any Environmental Law;

          (v) Nebco and its Subsidiaries are in material compliance with all Environmental Laws and have obtained all permits, licenses and authorizations necessary or proper for the business of Nebco and its Subsidiaries as currently conducted relating to or required by Environmental Laws; and

          (vi) no property now or previously owned, leased or operated by Nebco or any of its Subsidiaries or, to the knowledge of Nebco, any property to which Nebco or any of its Subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances is listed or, to the knowledge of Nebco, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up.

     (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted by Nebco or which Nebco has in its possession in relation to the current or prior business of Nebco or any of its Subsidiaries or any property or facility now or previously owned or leased by Nebco or any of its Subsidiaries which has not been delivered to the Buyers at least five days prior to the date hereof.

     (c) Neither Nebco nor any of its Subsidiaries owns or leases or has owned or leased any property in New Jersey constituting an "industrial establishment" as defined in the Industrial Site Recovery Act, N.J. Stat Section 13: 1K-6 et seq.

     (d) For purposes of this Section 3.19, the terms "Nebco" and "Subsidiary" shall include any entity which is, in whole or in part, a predecessor of Nebco or such Subsidiary.

     SECTION 3.20. Employee Benefit Plans. (a) No Employee Plan and no employee plan or arrangement maintained or contributed to by any ERISA Affiliate of Nebco is (i) a Multiemployer Plan, (ii) a Title IV Plan or (iii) maintained in connection with any trust described in Section 501(c)(9) of the Code. No "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan or any other employee benefit plan or arrangement maintained by Nebco, or any ERISA Affiliate of Nebco which is covered by Title I of ERISA, excluding transactions effected pursuant to a statutory or administrative exemption. Each Employee Plan is and has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the qualification and other provisions of the Code, which are applicable to such plan, except where the failure to do so would not have a Material Adverse Effect.

     (b) Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, except where the failure to do so would not have a Material Adverse Effect.

     (c) Neither Nebco nor any of its ERISA Affiliates has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired or former employees of Nebco or any of its Subsidiaries, except pursuant to the continuation coverage requirements of Section 4980B of the Code and Section 601 et seq. of ERISA or other applicable law.

     (d) Except as set forth on Schedule 3.20(d), there has been no amendment to, written interpretation of or announcement (whether or not written) by Nebco or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

     (e) Neither Nebco nor any of its ERISA Affiliates has incurred, or reasonably expects to incur prior to the Closing Date, any material unsatisfied liability under Title I or any liability under Title IV of ERISA (or any corresponding section of the Code) arising in connection with the funding or the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title I or Title IV of ERISA, which liability could become a liability of Nebco or any of its Subsidiaries after the Closing Date.

     SECTION 3.21. Meaning of Nebco. Except as otherwise specifically provided, references to Nebco contained in this Article 3 shall be construed to refer to Nebco immediately prior to the consummation of the transactions contemplated by the AmeriServe Documents.

     SECTION 3.22. Nebco's Taxes. (a) Nebco and each of its Subsidiaries: (i) has filed or will file, in accordance with all applicable laws, all Tax returns, statements, reports and forms (collectively, the "RETURNS") required to be filed by it with any Taxing Authority on or before the Closing Date (taking into account any extension of a required filing date) with respect to any Tax period ending on or before the Closing Date (a "PRE-CLOSING TAX PERIOD"); (ii) will file all other Returns required to be filed by it when due (taking into account any extension of a required filing date); (iii) has timely paid all material Taxes shown as due and payable on the Returns that have been filed by it; (iv) has not been a member of an affiliated, consolidated, combined or unitary group other than one of which Holberg or NEHC was the common parent; (v) has provided the Buyers or their representatives with any tax sharing agreements to which it is a party; and (vi) after giving effect to the transactions contemplated by the AmeriServe Documents, Nebco is not a United States real property holding corporation (a "USRPHC") within the meaning of section 897 of the Internal Revenue Code of 1986, as amended, nor has it been a USRPHC within 5 years of the date hereof.

     (b) Each Party (as defined below) has, at all times during the period beginning on (and including) the later of (i) April 14, 1989 or (ii) the date on which such Party became a member of the Holberg Group and ending on (and including) the date hereof, (A) acknowledged and acted in a manner consistent with its status as a party to the Tax sharing agreement dated April 14, 1989 and signed by Holberg, Nebco Distribution of Omaha, Inc., Nebco Distribution of Des Moines, Inc., Nebco Distribution of Kansas City, Inc., Nebco Distribution of Minneapolis, Inc. and Wisconsin Concession Supply, Inc. (the "TAX SHARING AGREEMENT") and (B) treated each of the other Parties as a party to the Tax Sharing Agreement at all times during such period that such other Party was a member of the Holberg Group and complied with such Party's obligations to such other Party under the Tax Sharing Agreement. For purposes of this Section 3.22(b), each of Holberg, Nebco and Nebco's Subsidiaries shall be a "PARTY."

     (c) Nebco represents further that (i) the charges, accruals and reserves for Taxes reflected on the Balance Sheet (excluding any provision for deferred income taxes) are adequate to cover the Tax liabilities of Nebco and its Subsidiaries accruing through the date thereof; (ii) all state sales and use Tax Returns (with the exception of such Returns for Iowa, North Dakota and Wisconsin), all state income or franchise Tax Returns (with the exception of such Returns for Minnesota and Wisconsin), and all other Returns filed with respect to Tax years of Nebco and its Subsidiaries through the Tax year ended December 31, 1991, have been examined and closed or are Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired; (iii) none of Nebco or any of its Subsidiaries is delinquent in the payment of any Tax or has requested any extension of time within which to file any Return and, has not yet filed such Return; (iv) none of Nebco or any of its Subsidiaries (or any member of any affiliated, consolidated, combined or unitary group of which Nebco or any of its Subsidiaries is or has been members) has been granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired; (v) there is no claim, audit, action, suit, proceeding, or investigation now pending or threatened against or with respect to Nebco or any of its Subsidiaries in respect of any Tax or Tax Asset; and (vi) there are no requests for rulings or determinations in respect of any Tax or Tax Asset pending between Nebco or any of its Subsidiaries and any Taxing Authority.

     SECTION 3.23. Certain Interests. Except as set forth in Schedule 3.23, no stockholder, officer or director of Nebco or any of its Subsidiaries or any relative or Affiliate of such stockholder, officer or director (a) has any interest in any material property, real or personal, tangible or intangible, including licenses, agencies or Intellectual Property Rights, used in or pertaining to the business of Nebco or any of its Subsidiaries (b) has any material interest in any business, corporate or otherwise, that is in competition with the business of Nebco or any of its Subsidiaries or (c) has received any loan or advance, other than for amounts not exceeding $100,000 in the aggregate, that remains unpaid as of the date hereof or is otherwise a debtor of, or made any loan to or advance to or is otherwise a creditor of, Nebco or any of its Subsidiaries. Since the Balance Sheet Date, there has not been any asset sold by Nebco or any of its Subsidiaries to, or to Nebco or any of its Subsidiaries by, any stockholder.

     SECTION 3.24. Charter and Bylaws. The New Nebco Charter, and the New Nebco Bylaws have been approved and adopted by all required action on the part of the shareholders and the board of directors of Nebco. The New Nebco Charter shall be filed with the Secretary of State of the State of Delaware on or before the Closing Date, and such document and the New Nebco Bylaws will be in full force and effect on the Closing Date.

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

     Each New Buyer, severally as to itself and not jointly, represents and warrants to Nebco as of the date hereof that:

     SECTION 4.01. Existence and Power. Such Buyer is either a limited partnership, limited liability company or a corporation duly organized, validly existing and in good standing, to the extent applicable, under the laws of its jurisdiction of organization.

     SECTION 4.02. Authorization. The execution, delivery and performance by such Buyer of each Transaction Document to which it is a party are within the powers (corporate, partnership or otherwise) of such Buyer and have been duly authorized by all necessary action on the part of such Buyer. This Agreement constitutes (and, when executed and delivered by such Buyer, each other Transaction Document to which such Buyer is a party will constitute) a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, except as such validity, enforceability and binding effect may be limited by bankruptcy, insolvency, moratorium and other laws affecting creditors rights generally and by equitable principles.

     SECTION 4.03. Governmental Authorization. The execution, delivery and performance by such Buyer of each of the Transaction Documents to which it is a party require no material action by or in respect of, or material filing with, any governmental body, agency or official.

     SECTION 4.04. Non-contravention. The execution, delivery and performance by such Buyer of each of the Transaction Documents to which it is a party do not and will not (i) violate the organizational documents of such Buyer or (ii) violate any applicable material law, rule, regulation, judgment, injunction, order or decree.

     SECTION 4.05. Financing. Such Buyer has sufficient cash, commitments, available lines of credit or other sources of immediately available funds to enable it to make payment of the applicable Purchase Prices and any other amounts to be paid by it hereunder.

     SECTION 4.06. Purchase for Investment. (a) Such Buyer is purchasing its portion of the Securities to be sold pursuant hereto for investment for its own account and not with a view to, or for sale in connection with, any distribution or resale thereof in violation of applicable law. Such Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investments in the Securities and is capable of bearing the economic risks of such investment.

     (b) Such Buyer understands that the Securities to be sold to such Buyer shall bear a legend substantially as follows:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO AND HAS THE BENEFIT OF AN INVESTORS AGREEMENT (AS HEREIN DEFINED), COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

     SECTION 4.07. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of such Buyer threatened against or affecting, such Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Transactions.

     SECTION 4.08. Finders' Fees. Except as previously disclosed to Nebco, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Buyer who might be entitled to any fee or commission from Nebco upon consummation of the Transactions.



                                    ARTICLE 5
                        COVENANTS OF THE BUYERS AND NEBCO

     Each New Buyer and Nebco agree that:

     SECTION 5.01. Best Efforts. Subject to the terms and conditions of this Agreement, such Buyer and Nebco will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the Transactions. Such Buyer and Nebco agree, and Nebco agrees to cause each of its Subsidiaries, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Transactions.

     SECTION 5.02. Certain Filings. Such Buyer and Nebco shall cooperate with each other (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Transactions and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     SECTION 5.03. Public Announcements. Nebco, DLJMB Partners and DLJMB II shall agree upon the timing and content of the initial press release or public statement describing the Transaction Documents or the Transactions and shall consult with each other before issuing any press release or making any public statement with respect to the Transaction Documents or the Transactions and, except as may be required by applicable law or any listing agreement with any national securities exchange, shall not issue any such press release or make any such public statement prior to such consultation.

     SECTION 5.04. Allocation of Value. If, at any time, an allocation of value among or between the Senior Preferred Stock, the Junior Preferred Stock and the Warrants is required or otherwise deemed appropriate or advisable by Nebco, then Nebco (or its representative) shall determine such allocation; provided that any such allocation shall be subject to the review and approval of the DLJ Entities, which approval shall not be unreasonably withheld by the DLJ Entities.


                                    ARTICLE 6
                               HOLBERG OBLIGATIONS

     SECTION 6.01. Holberg's Taxes. (a) Holberg and each of its subsidiaries:
(i) has filed or will file, in accordance with all applicable laws, all Tax Returns required to be filed by or with respect to Holberg or any of its subsidiaries with any Taxing Authority on or before the Closing Date (taking into account any extension of a required filing date) with respect to any Pre-Closing Tax Period; (ii) will file all other Returns required to be filed by or with respect to Holberg or any of its subsidiaries when due (taking into account any extension of a required filing date); (iii) has timely paid all material Taxes shown as due and payable on the Returns that have been filed; and
(iv) has not been a member of an affiliated, consolidated, combined or unitary group other than one of which Holberg or NEHC was the common parent.

     (b) Holberg represents further that (i) the charges, accruals and reserves for Taxes reflected on the Balance Sheet (excluding any provision for deferred income taxes) are adequate to cover the Tax liabilities of Nebco and its Subsidiaries accruing through the date thereof; (ii) all Returns filed with respect to Tax years of Holberg through the Tax year ended December 31, 1992 have been examined and closed or are Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired;
(iii) Holberg is not delinquent in the payment of any Tax and has not requested any extension of time within which to file any Return and not yet filed such Return; (iv) Holberg has not been granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired; (v) there is no claim, audit, action, suit, proceeding, or investigation now pending or threatened against or with respect to Holberg in respect of any Tax or Tax Asset and (vi) there are no requests for rulings or determinations in respect of any Tax or Tax Asset pending between Holberg and any Taxing Authority.

     (c) For purposes of this Section 6.0l,the term "TAX" (and with the correlative meaning, "TAXES") shall have the same meaning as set forth in
Section 1.01(a), with the term "HOLBERG" substituted for "NEBCO"; provided, that for purposes of Section 6.01(b)(i), "TAX" and "TAXES" shall have the meaning set forth in Section 1.01(a), without the substitution described in the first part of this sentence being made.

     SECTION 6.02. Nebco's Current Tax Sharing Agreement. (a) For purposes of construing and applying the provisions of this Agreement (including, without limitation, Sections 6.02(b), 6.03 and 6.04 and clause (iii) of the definition of "TAXES" set forth in Section 1.01(a)), Nebco and each Subsidiary of Nebco shall be treated as if Nebco or such Subsidiary, as the case may be, were a party to the Tax Sharing Agreement at all times during the period beginning on (and including) the later of (i) January 1, 1989 or (ii) the date on which Nebco or such Subsidiary became a member of the Holberg Group and ending on (and including) the day before the Closing Date; provided, that this Section 6.02(a) shall not create any inference to the effect that Nebco and its Subsidiaries were not, at any time prior to the Closing Date, parties to such Agreement.

     (b) Effective as of the Closing Date, the Tax Sharing Agreement and any other Tax sharing agreements or arrangements to which Nebco or any of its Subsidiaries is a party shall be terminated. Beginning on the Closing Date, neither Nebco nor any of its Subsidiaries shall have any further rights or liabilities thereunder. As of the Closing Date, this Agreement shall be the sole Tax sharing agreement relating to each of Nebco and its Subsidiaries for all Pre-Closing Tax Periods. Between the date hereof and the Closing Date, neither Holberg nor Nebco or any of its Subsidiaries shall amend the Tax Sharing Agreement or enter into any agreement (other than this Agreement) superseding the Tax Sharing Agreement.

     SECTION 6.03. Tax Sharing. (a) Following the Closing Date, Nebco and its Subsidiaries shall pay to Holberg, and Holberg shall pay to Nebco and its Subsidiaries, such amounts on such dates with respect to Pre-Closing Tax Periods as would have been required under the Tax Sharing Agreement if such Agreement had remained in effect beyond the Closing Date; provided, however, that to the extent that the provisions of the Tax Sharing Agreement and this Agreement are inconsistent, this Agreement shall be controlling.

     (b) On September 30, 1997 with respect to 1996 and September 30, 1998 with respect to the period beginning on January 1, 1997 and ending on the Closing Date (the "STUB PERIOD"), Holberg shall deliver to Nebco and the Buyers a schedule (each such schedule, a "TRUE-UP SCHEDULE") showing the total amount owed to Holberg by Nebco and each of Nebco's Subsidiaries with respect to federal income Taxes (such amount, the "TAX SHARING AMOUNT") for, respectively, 1996 and the Stub Period. The Tax Sharing Amount shall be computed according to the rules set forth in Sections 6.03(e) and 6.03(f) and without taking into account any payments made prior to the date of such computation to Holberg by Nebco and its Subsidiaries with respect to such Taxes. Each True-Up Schedule shall set forth, in reasonable detail, the method used and calculations made in computing the Tax Sharing Amount.

     (c) A True-Up Schedule duly delivered by Holberg shall be binding on the parties to this Agreement unless, within 30 days after delivery to Nebco or a Buyer of such True-Up Schedule, Nebco or such Buyer notifies Holberg of an objection thereto. In the event that Nebco or any Buyer timely notifies Holberg of such an objection, Holberg and Nebco or such Buyer shall negotiate in good faith regarding such objection and, if they cannot reach an agreement within 15 days after notice has been given by Nebco or such Buyer, shall jointly retain an Accounting Referee to render a decision on the merits of such objection. The parties to this Agreement shall use their best efforts to cause the Accounting Referee to render its decision within 15 days after being retained. Holberg shall pay 50 percent of the costs and expenses of such Accounting Referee, and the other party to the dispute resulting in appointment of the Accounting Referee shall pay the remainder of such Referee's costs and expenses. Any decision reached by the Accounting Referee shall be binding on the parties to this Agreement.

     (d) Within 30 days after the Tax Sharing Amount for 1996 or for the Stub Period, as the case may be, is finally determined pursuant to Section 6.03(c), Nebco (acting on its own behalf and on behalf of its Subsidiaries) shall pay Holberg the excess of (i) such Tax Sharing Amount over (ii) the sum of all amounts previously paid by Nebco and its Subsidiaries to Holberg with respect to federal income Taxes for the period in question; provided, however, that if the amount specified in clause (ii) exceeds the Tax Sharing Amount, Holberg shall (within such 30-day period) pay such excess to Nebco.

     (e) For purposes of Sections 6.03(b), 6.03(c) and 6.03(d), the Tax Sharing Amount shall be computed by applying the rules of the Tax Sharing Agreement as if such Agreement had remained in effect beyond the Closing Date; provided, however, that the Tax Sharing Amount shall be computed without taking into account (I) the restoration of any deferred gain or loss under Treasury Regulations Sections 1.1502-13 or -13T or (II) the inclusion in income of any excess loss account under Treasury Regulations Section 1.1502-19, if the restoration or inclusion described in clause (I) or clause (II) occurs as a result of the consummation of the transactions described in Article 2 of this Agreement.

     (f) Notwithstanding any other provision of this Section 6.03, if, as of the date on which the True-Up Schedule for 1996 is delivered to Nebco, the sum of
(i) the Tax Sharing Amount for 1996, computed without regard to this Section 6.03(f) (the "UNADJUSTED TAX SHARING AMOUNT") and (ii) the excess, if any, of
(A) all payments made by Nebco and its Subsidiaries of Taxes that are attributable to Pre-Closing Tax Periods (or portions thereof) ending on or before the Balance Sheet Date, over (B) the aggregate amount of any payments made to Holberg by Nebco and its Subsidiaries with respect to federal income Taxes for 1996 (such excess of (A) over (B), the "OTHER PAYMENTS"), is materially greater than the charges, accruals and reserves for Taxes of Nebco and its Subsidiaries reflected on the Balance Sheet (the "TAX PROVISION"), then Nebco and its Subsidiaries shall have no obligation to pay, and shall not be treated as owing for purposes of this Section 6.03, to Holberg that portion of the Unadjusted Tax Sharing Amount which, if subtracted from such Amount, would result in the sum of such Amount and the Other Payments no longer being materially greater than the Tax Provision. Whether the sum of the Unadjusted Tax Sharing Amount and the Other Payments is materially greater than the Tax Provision shall be determined by reference to the amount of the Tax Provision and not by reference to the business or results of operations of Nebco and its Subsidiaries or the aggregate amount of assets or liabilities reflected on the Balance Sheet.

     (g) Except as specifically provided in this Agreement, Nebco and its Subsidiaries shall not make any payment to Holberg (or any other person or entity other than a Taxing Authority) on account of Taxes attributable to Pre-Closing Tax Periods at any time after the date hereof.

     (h) Holberg, Nebco and each Subsidiary of Nebco shall promptly make available to each other and to any Buyer such documents, records, Returns or information as may reasonably be requested by, as the case may be, such other party or such Buyer for purposes of exercising rights under, or complying with obligations imposed by, this Section 6.03.

     SECTION 6.04. Tax Assets. (a) Subject to Section 6.04(d), if at any time the Holberg Group uses a Nebco Tax Asset to reduce the Tax liability of the Holberg Group for any Tax period of such Group, then Holberg shall pay to Nebco an amount equal to the Tax benefit to the Holberg Group resulting from such Group's use of such Nebco Tax Asset. The Tax benefit to which the preceding sentence refers shall equal the excess (if any) of (i) the Taxes that would have been payable by the Holberg Group for the relevant Tax period had the Nebco Tax Asset in question not been available for use by the Holberg Group (which amount of Taxes shall be determined without taking into account any other Nebco Tax Assets) over (ii) the Taxes actually payable by, or taken into account in determining any adjustment arising on audit of (or made during any other administrative or judicial proceeding concerning the Tax liability of), the Holberg Group in respect of such Tax period. Payment of the amount of such benefit shall be made within 90 days after, as applicable, (y) the filing of a Return (or claim for refund) by or on behalf of the Holberg Group with respect to the relevant Tax period which reflects the utilization of the Nebco Tax Asset in question by such Group or (z) a Taxing Authority (or other governmental body) adjusts the amount of the Tax liability of the Holberg Group for the Tax period in question during an audit (or other administrative or judicial proceeding) in a manner which takes into account such Nebco Tax Asset.

     (b) If a Nebco Tax Asset that arises in a Tax period (or portion thereof) beginning after the Closing Date must, under applicable law, be carried back to a Tax period of the Holberg Group, Holberg shall promptly file an amended Return or claim for refund reflecting the utilization of such Nebco Tax Asset by the Holberg Group in such Tax period.

     (c) To the extent that a Nebco Tax Asset (i) is taken into account in determining the amount of any payment which Nebco or a Subsidiary of Nebco, as the case may be, is required to make to Holberg pursuant to Section 6.03(d) or
(ii) is (or has been) taken into account in determining the amount of any payment that Nebco or such Subsidiary, as the case may be, makes (or has made) to Holberg pursuant to Sections 2(a) and 4 of the Tax Sharing Agreement prior to the Closing Date, Holberg shall not be required to make a payment to Nebco pursuant to Section 6.04(a) in respect of such Nebco Tax Asset.

     (d) If, after Holberg makes a payment to Nebco pursuant to Section 6.04(a) in respect of a Tax Asset of Nebco or its Subsidiaries, there is a Final Determination which results in (i) a disallowance or a reduction of such Tax Asset or (ii) a decrease in the amount of the Tax benefit of the Holberg Group resulting from its use of such Tax Asset, then Nebco shall repay to Holberg within 90 days of such event described in (i) or (ii) any amount which would not have been payable to Nebco pursuant to Section 6.04(a) had the amount of the benefit been determined in light of such event. Nebco shall hold Holberg harmless for any penalty or interest payable by any member of the Holberg Group as a result of any such event. Any such amount shall be paid by Nebco to Holberg within 90 days of the payment by Holberg of any such interest or penalty.

     (e) For purposes of this Section 6.04, "NEBCO TAX ASSET" shall mean any Tax Asset of Nebco or any of its Subsidiaries that (i) is stated on the Balance Sheet or in the notes thereto (without taking into account any valuation allowance or similar adjustment to the gross amount of such Asset) or, although not stated on the Balance Sheet or in the notes thereto, is in existence as of the Balance Sheet Date, or (ii) arises after the Balance Sheet Date.

     (f) Each of Holberg, Nebco and Nebco's Subsidiaries shall promptly provide such information as is reasonably requested by Nebco or a Buyer regarding any Nebco Tax Asset or the utilization of Nebco Tax Assets by the Holberg Group. In the event that there is a dispute between any of the parties to this Agreement relating to any Nebco Tax Asset or the application of the rules of this Section 6.04, such parties shall jointly appoint an Accounting Referee to resolve such dispute and shall use their best efforts to cause such Accounting Referee to render its decision within 30 days after being appointed. Any Buyer or Buyers which are parties to a dispute necessitating the appointment of an Accounting Referee pursuant to this Section 6.04(f) shall pay 50 percent of the costs and expenses of such Referee, and the portion of the costs or expenses of such Referee not paid by a Buyer or Buyers shall be borne in equal amounts by each of the other parties to such dispute. Any decision reached by the Accounting Referee pursuant to this Section 6.04(f) shall be binding on the parties to this Agreement.

     SECTION 6.05. Apportionment of Section 382 Limitation. In the event that
(i), as of the date hereof, and without taking into account the transactions described in Article 2 of this Agreement, the utilization of any Tax Asset of Nebco or a Subsidiary of Nebco is subject to a limitation under Section 382 or 383 of the Code, the Regulations issued thereunder or Treasury Regulations Sections 1.1502-91T, -92T, -93T, -94T, -95T, -96T, - 98T or -99T and (ii)
Holberg is permitted under Treasury Regulations Section 1.1502- 95T to elect to apportion, on or following the Closing Date, such limitation to (A) Nebco, (B) a Subsidiary of Nebco or (C), in the event that Nebco and/or any one or more of its Subsidiaries are members of a "loss subgroup" (as defined in Treasury Regulations Section 1.1502-91 T(d)), to such loss subgroup (the entity or entities referred to in clause (A), (B) or (C), as applicable, the "Recipient"), Holberg shall timely file a valid election pursuant to such Treasury Regulation to apportion to the Recipient a portion of such limitation, which portion shall be computed according the rules set forth in the remainder of this Section 6.05. With respect to the "value element" (as defined in Treasury Regulations Section 1.1502-95T(c)(2)(i)) of the limitation to which the preceding sentence refers, Holberg shall elect to apportion to the Recipient an amount equal to the product of (A) the equity value of the Recipient (which equity value shall be calculated in accordance with the principles of Sections 382 and 383 of the Code, the Treasury

Regulations issued thereunder and, if the Recipient is a loss subgroup, Treasury Regulations Section 1.1502-93T) and (B) the applicable "long-term tax-exempt rate" (as defined in Section 382(f) of the Code). With respect to the "adjustment element" (as defined in Treasury Regulations Section 1.1502-95T(c)(2)(ii)) of such limitation, Holberg shall elect to apportion to the Recipient an amount corresponding to the portion of the value element of such limitation described in the previous sentence which has been carried forward from prior Tax periods (provided, that the amount of such carryforward shall be determined by taking into account only items of income, gain, loss, expense or credit accrued of the Recipient and by applying the principles of
Section 382(b)(2) of the Code). To the extent that (i) the law of any state, local or foreign jurisdiction contains provisions similar to those to which the first sentence of this Section 6.05 refers and (ii) such provisions are applicable with respect to any Tax Asset of Nebco or any of its Subsidiaries, Holberg shall take such actions to preserve the utility of such Tax Assets as correspond to the actions described in the preceding sentences of this Section 6.05.

     SECTION 6.06. Indemnification. Holberg agrees to indemnify the Buyers and Nebco for any liability imposed under Treasury Regulations Section 1.1502-6 or any state or local equivalent as a result of Nebco's membership in the affiliated group of corporations of which Holberg is the common parent.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

     SECTION 7.01. Conditions to Obligations of Nebco and the Buyers. The obligations of Nebco and the Buyers to consummate the Closing are subject to the satisfaction of the following conditions:

          (i) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

          (ii) The closing of the transactions contemplated by the AmeriServe Documents shall have been consummated simultaneously herewith in accordance with their terms and without any waiver of any condition to closing thereunder, except for such changes to the terms or waivers of conditions to closing as are acceptable to the New Buyers.

          (iii) Each of the Transaction Documents shall have been executed and delivered by the parties thereto and each such Transaction Document shall be in full force and effect; provided that this condition shall benefit and be enforceable only by parties who have executed and delivered the Transaction Documents to which they are to be parties.

     SECTION 7.02. Conditions to Obligations of the Buyers. The obligation of the Buyers to consummate the Closing is subject to the satisfaction of the following further conditions:

          (i) (A) The representations and warranties of Nebco contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date (it being understood that where any such representation and warranty already includes a material adverse effect or materiality exception, no further materiality exception is to be permitted by this
     Section 7.02(a)(i)(A) and that any representation and warranty made only as of specific date shall be true and correct only as of such date), (B) Nebco shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date and (C) each Buyer shall have received a certificate from Nebco signed by an executive officer of Nebco to the foregoing effect.

          (ii) (A) The representations and warranties of Holberg contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date (it being understood that where any such representation and warranty already includes a materiality exception, no further materiality exception is to be permitted by this Section 7.02(a)(ii)(A) and that any representation and warranty made only as of specific date shall be true and correct only as of such date), (B) Holberg shall have performed in all material respects all of its obligations hereunder required to be performed on or prior to the Closing Date and (C) each Buyer shall have received a certificate signed by an executive officer of Holberg to the foregoing effect.

          (iii) Each Buyer shall have received all documents they may reasonably request relating to the existence of the other parties hereto and the Subsidiaries of such other parties and the authority of the other parties for the Transaction Documents, all in form and substance reasonably satisfactory to each of the Buyers.

          (iv) There shall not be threatened, instituted or pending any action or proceeding by any Person before any court or governmental authority or agency, domestic or foreign, (A) seeking to restrain or prohibit the ownership or operation by any of Nebco or its Subsidiaries of all or any material portion of the PFS Business or the business or assets of Nebco or AmeriServe or any Subsidiary of Nebco or to compel Nebco to dispose of all or any material portion of the PFS Business or the business or assets of Nebco or AmeriServe or any Subsidiary of Nebco, (B) seeking to impose or confirm material limitations on the ability of any Buyer or any of its Affiliates effectively to exercise full rights of ownership of its Securities or (C) seeking to require divestiture by any Buyer or any of its Affiliates of any of its Securities.

          (v) There shall not be any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the purchase of their Securities, by any court, government or governmental authority or agency, domestic or foreign, that, in the reasonable judgment of any Buyer, has a significant possibility of, directly or indirectly, resulting in any of the consequences referred to in clauses (A) through (C) above of Section 7.02(a)(iv) hereof.

          (vi) The New Nebco Charter shall have been duly delivered for filing at the office of the Secretary of State of the State of Delaware, and such Charter and the New Nebco Bylaws shall be in full force and effect.

          (vii) Nebco shall have paid in full all reasonable fees and expenses, including any out-of-pocket expenses, of the Buyers then due and required to be paid by Nebco in connection with the Transactions, including in accordance with Section 10.03 hereof.

          (viii) The Buyers shall have received an opinion of Wachtell, Lipton, Rosen & Katz, counsel for Nebco and Holberg, in form and substance satisfactory to such Buyers.

          (ix) Nebco shall have delivered a certification to the effect that Nebco is not nor has it been within five years of the date hereof a "UNITED STATES REAL PROPERTY HOLDING CORPORATION" as defined in Section 897 of the Code.

          (x) The board of directors of each of Nebco and AmeriServe shall have appointed one designee of each of DLJMB Partners and DLJMB II as a director pursuant to the Investors Agreement.

          (xi) The Credit Agreement shall have been executed and delivered by the parties thereto, the conditions to closing and the conditions to effectiveness thereof shall have been satisfied, AmeriServe shall have borrowed at least $205,000,000 thereunder and the Credit Agreement shall be in full force and effect.

          (xii) All outstanding shares of AmeriServe Senior Preferred Stock shall have been duly converted into shares of common stock, par value $10.00 per share, of AmeriServe or cancelled.

          (xiii) Since the Balance Sheet Date there shall have been no disruption or adverse change in the financial or capital markets which DLJMB II, in its reasonable discretion, deems material in connection with any of the Transactions or Transaction Documents.

          (xiv) A Certificate of Designation and Amendment to the Restated Certificate of Incorporation whereby the Senior Non-Convertible Preferred Stock of Nebco shall be redesignated as Junior Non-Convertible Preferred Stock of Nebco ranking junior to the Junior Preferred Stock shall have been duly delivered for filing at the office of the Delaware Secretary of State of the State of Delaware and such certificate shall be in full force and effect.

          (xv) All outstanding 12.5% Senior Secured Notes of Nebco shall have been redeemed in full and the indenture relating thereto shall have been terminated, satisfied and discharged.

          (xvi) Receipt of a sideletter from Daniel W. Crippen in the form attached hereto as Annex J.

          SECTION 7.03. Conditions to Obligations of Nebco. The obligation of Nebco to consummate the Closing is subject to the satisfaction of the following further conditions:

          (i) (A) The representations and warranties of each of the Buyers contained in this Agreement or in any certificate or other writing delivered by such Buyer pursuant hereto or thereto shall be true in all material respects at and as of the Closing Date (it being understood that where any such representation and warranty already includes a material adverse effect or materiality exception, no further materiality exception is to be permitted by this Section 7.03(a)(i)(A) and that any representation and warranty made only as of specific date shall be true and correct only as of such date), (B) each of the Buyers shall have performed in all material respects all of its obligations hereunder required to be performed by such Buyer at or prior to the Closing Date and (C) Nebco shall have received a certificate signed by an executive officer in the case of a Buyer which is a corporation and an executive officer of a general partner in the case of a Buyer which is a limited partnership to the foregoing effect.

          (ii) Nebco shall have received all documents it may reasonably request relating to the existence of each Buyer and the authority of each Buyer for the Transaction Documents, all in form and substance reasonably satisfactory to Nebco.

                                    ARTICLE 8
                            SURVIVAL; INDEMNIFICATION

     SECTION 8.01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the date which is eighteen (18) months after the Closing Date; provided that representations and warranties contained in Section 3.22 and Article 6 shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), if later. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

     SECTION 8.02. Indemnification. (a) Nebco and Holberg hereby jointly and severally indemnify each Buyer against, and agree to hold each Buyer harmless from, any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by such Buyer arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Nebco or Holberg pursuant to any of the Transaction Documents to which it is a party. Notwithstanding the foregoing, liability of Holberg under Article 6 shall be governed by Article 6 and Section 8.03.

     (b) Each Buyer severally and not jointly hereby indemnifies Nebco against and agrees to hold it harmless from any and all Damages incurred or suffered by Nebco arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Buyer pursuant to this Agreement.

     SECTION 8.03. Procedures. The party seeking indemnification under Section
6.06 or 8.02 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 6.06 or 8.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

         SECTION 8.04. Waiver of Subrogation. Holberg hereby waives any and all rights of indemnification, contribution or subrogation against Nebco with respect to any indemnification payment made by Holberg pursuant to this Article 8.

                                    ARTICLE 9
                                   TERMINATION

         SECTION 9.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

                  (i)   by mutual written agreement of Nebco and the Buyers;

                  (ii) by any of Nebco or the Buyers if the Closing shall not have been consummated on or before July 31, 1997; or

                  (iii) by either Nebco on the one hand or any of the Buyers on the other hand if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

         The party desiring to terminate this Agreement shall give notice of such termination to the other parties.

         SECTION 9.02. Effect of Termination. If this Agreement is terminated as permitted by Section 9.01, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of the other parties, failure to perform a covenant of this Agreement or breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such failure or breach. The provisions of Section 10 shall survive any termination hereof pursuant to Section 9.01.

                                   ARTICLE 10
                                  MISCELLANEOUS

         SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         If to any Buyer except DLJ International Partners, C.V., DLJ Offshore Partners, C.V. or DLJ Offshore Partners II, C.V., to such Buyer, at:

                 277 Park Avenue
                 New York, New York 10172
                 Attention: Peter T. Grauer
                 Fax: 212-892-3636

                 with a copy to:

                 Davis Polk & Wardwell
                 450 Lexington Avenue
                 New York, New York 10017
                 Attention: George R. Bason, Jr.
                 Fax: 212-450-4800

         If to DLJ International Partners, C.V., or DLJ Offshore Partners, C.V., or DLJ Offshore Partners II, C.V., to:

                 DLJ Offshore Management N.V.
                 14 John B. Gorsiraweg
                 P.O. Box 3889
                 Willemstad, Curacao
                 Netherlands Antilles
                 Attention: Germaine Sprock
                 MeesPierson Trust (Curacao) N.V.

                 if to Nebco or Holberg, to:

                 Holberg Industries, Inc.
                 545 Steamboat Road
                 Greenwich, Connecticut 06830
                 Attention: John Victor Holten
                 Fax: 203-661-5756

                 with a copy to:

                 Wachtell, Lipton, Rosen & Katz
                 51 West 52nd Street
                 New York, New York 10019
                 Attention: Adam 0. Emmerich
                 Fax: 212-403-2000

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 10.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.03. Expenses. All costs and expenses incurred in connection with the Transaction Documents shall be paid by the party incurring such cost or expense, except that if the Closing shall occur, Nebco shall be obligated to pay all of the fees and expenses of the Buyers (including but not limited to its fees and expenses of counsel and other outside professionals).

         SECTION 10.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

         SECTION 10.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

         SECTION 10.06. Jurisdiction. Except as otherwise expressly provided in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.01 shall be deemed effective service of process on such party.

         SECTION 10.07. Counterpart; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 10.08. Entire Agreement. This Agreement, the Investors Agreement, the Warrants, the Certificate of Designations of the Senior Preferred Stock, the Certificate of Designations of the Junior Preferred Stock, constitute the entire agreement among the parties with respect to the subject matter of this Agreement and such other agreements and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement and such other agreements. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      DLJ MERCHANT BANKING PARTNERS, L.P.

                                      By DLJ MERCHANT BANKING, INC.
                                          Managing General Partner

                                      By: ______________________________
                                          Name: Elan Schultz
                                          Title: Vice President

                                      DLJ INTERNATIONAL PARTNERS, C.V.

                                      By DLJ MERCHANT BANKING, INC.
                                          Advisory General Partner

                                      By: ______________________________
                                          Name: Elan Schultz
                                          Title: Vice President

                                      DLJ OFFSHORE PARTNERS, C.V.

                                      By DLJ MERCHANT BANKING, INC.
                                          Advisory General Partner


                                      By: ______________________________
                                          Name: Elan Schultz
                                          Title: Vice President

                                      DLJ MERCHANT BANKING FUNDING, INC.



                                      By: ______________________________
                                         Name:
                                         Title:


                                      DLJ CAPITAL CORPORATION



                                      By: ______________________________
                                         Name:
                                         Title:


                                      SPROUT GROWTH II, L.P.

                                      By DLJ CAPITAL CORPORATION,
                                         General Partner



                                      By: ______________________________
                                         Name:
                                         Title:


                                      SPROUT CEO FUND, L.P.

                                      By DLJ CAPITAL CORPORATION,
                                         General Partner



                                      By: ______________________________
                                         Name:
                                         Title:

                                      DLJ MERCHANT BANKING PARTNERS II, L.P.

                                      By DLJ MERCHANT BANKING II, INC.,
                                          Managing General Partner

                                      By: ______________________________
                                          Name:
                                          Title:

                                      DLJ MERCHANT BANKING PARTNERS II-A, L.P.

                                      By DLJ MERCHANT BANKING II, INC.,
                                          Managing General Partner

                                      By: ______________________________
                                          Name:
                                          Title:

                                      DLJ OFFSHORE PARTNERS II, C.V.

                                      By DLJ MERCHANT BANKING II, INC.,
                                          Advisory General Partner

                                      By: ______________________________
                                          Name:
                                          Title:

                                      DLJ DIVERSIFIED PARTNERS, L.P.

                                      By DLJ DIVERSIFIED PARTNERS, INC.,
                                         Managing General Partner


                                      By:_____________________________________
                                         Name:
                                         Title:


                                      DLJ DIVERSIFIED PARTNERS-A, L.P.

                                      By DLJ DIVERSIFIED PARTNERS, INC.,
                                         Managing General Partner


                                      By:_____________________________________
                                         Name:
                                         Title:


                                      DLJ MILLENNIUM PARTNERS, L.P.

                                      By DLJ MERCHANT BANKING II, INC.,
                                         Managing General Partner


                                      By:_____________________________________
                                         Name:
                                         Title:


                                      DLJMB FUNDING II, INC.

                                      By:_____________________________________
                                         Name:
                                         Title:

                                      DLJ FIRST ESC LLC

                                      By DLJ LBO PLANS MANAGEMENT CORPORATION,
                                            Manager

                                      By:_____________________________________
                                         Name:
                                         Title:

                                      DLJ EAB PARTNERS, L.P.

                                      By DLJ LBO PLANS MANAGEMENT CORPORATION,
                                            General Partner

                                      By:_____________________________________
                                         Name:
                                         Title:


                                      UK INVESTMENT PLAN 1997 PARTNERS

                                      By DONALDSON, LUFKIN & JENRETTE, INC.,
                                            General Partner

                                      By:_____________________________________
                                         Name:
                                         Title:

                                      NEBCO EVANS HOLDING COMPANY



                                      By:_____________________________________
                                         Name: A. Petter Ostberg
                                         Title: Vice President

                                      HOLBERG INDUSTRIES, INC.



                                      By:_____________________________________
                                         Name: A. Petter Ostberg
                                         Title: Vice President

                                                                         ANNEX A




SENIOR PREFERRED STOCK
PURCHASED
BY THE NEW BUYERS


                                               SENIOR PREFERRED       AGGREGATE PURCHASE
NEW BUYER                                      STOCK ($25/SHARE)              PRICE
----------------------------------------       -----------------      ------------------
DLJ Merchant Banking Partners II, L.P.            1,511,821               $37,795,525

DLJ Merchant Banking Partners II-A, L.P.             60,208               $ 1,505,200

DLJ Offshore Partners II, C.V.                       74,343               $ 1,858,575

DLJ Diversified Partners, L.P.                       88,388               $ 2,209,700

DLJ Diversified Partners-A, L.P.                     32,824               $   820,600

DLJ Millennium Partners, L.P.                        29,212               $   730,300

DLJMB Funding II, Inc.                              292,416               $ 7,310,400

DLJ EAB Partners, L.P.                                6,788               $   169,700

UK Investment Plan 1997 Partners                     40,000               $ 1,000,000

DLJ First ESC LLC                                   264,000               $ 6,600,000
                                                  ---------               -----------
TOTAL:                                            2,400,000               $60,000,000
                                                  =========               ===========

                                                                         ANNEX B


JUNIOR PREFERRED STOCK
PURCHASED
BY THE NEW BUYERS

                                                 SHARES OF
                                              JUNIOR PREFERRED         AGGREGATE PURCHASE
NEW BUYER                                     STOCK ($25/SHARE)              PRICE
---------------------------------------       ----------------         ------------------
DLJ Merchant Banking Partners II, L.P.           1,385,836                $34,645,900

DLJ Merchant Banking Partners II-A, L.P.            55,190                $ 1,379,750

DLJ Offshore Partners II C.V.                       68,148                $ 1,703,700

DLJ Diversified Partners, L.P.                      81,022                $ 2,025,550

DLJ Diversified Partners-A, L.P.                    30,089                $   752,225

DLJ Millennium Partners, L.P.                       26,778                $   669,450

DLJMB Funding II, Inc.                             268,048                $ 6,701,200

DLJ EAB Partners, L.P.                               6,222                $   155,550

UK Investment Plan 1997 Partners                    36,667                $   916,675

DLJ First ESC LLC                                  242,000                $ 6,050,000
                                                 ---------                -----------
TOTAL:                                           2,200,000                $55,000,000
                                                 =========                ===========

                                                                         ANNEX C

                     WARRANTS TO BE ISSUED TO THE NEW BUYERS

                                            CLASS A WARRANT
NEW BUYER                                       SHARES
DLJ Merchant Banking Partners II, L.P.           1,830

DLJ Merchant Banking Partners II-A, L.P.            73

DLJ Offshore Partners II, C.V.                      90

DLJ Diversified Partners, L.P.                     107

DLJ Diversified Partners-A, L.P.                    40

DLJ Millennium Partners, L.P.                       35

DLJMB Funding II, Inc.                             354

DLJ EAB Partners, L.P.                               8
DLJ First ESC LLC                                  319
UK Investment Plan 1997 Partners                    48
                                                 -----
TOTAL:                                           2,904
                                                 =====

                                                                         ANNEX D





                    12.5% SENIOR SECURED NOTES TO BE REDEEMED



                                             PRINCIPAL AMOUNT           AGGREGATE
                                                   OF                   REDEMPTION
ORIGINAL BUYER                                    NOTES                   AMOUNT
-----------------------------------         -----------------       -----------------
DLJ Merchant Banking Partners, L.P.         $   10,987,112.43       $   12,387,206.27

DLJ International Partners, C.V.                 4,902,528.69            5,527,260.66

DLJ Offshore Partners, C.V.                        284,250.47              320,472.66

DLJ Capital Corporation                             47,128.86               53,134.52

Sprout Growth II, L.P.                             462,770.78              521,741.92

Sprout CEO Fund, L.P.                                6,576.56                7,414.61

DLJ Merchant Banking Funding, Inc.               3,903,264.32            4,400,660.26

DLJ First ESC LLC                                2,704,979.00            3,049,675.17

Orkla ASA                                        8,472,222.22            9,551,842.21
                                                -------------           -------------
TOTAL:                                          31,770,833.33           35,819,408.28
                                                =============           =============

                                           Schedule 3.05 Owners of Capital Stock




                             OWNERS OF CAPITAL STOCK

                                                      Schedule 3.06 Subsidiaries





                                  SUBSIDIARIES

                                              Schedule 3.09 Material Liabilities





                              MATERIAL LIABILITIES

                                                Schedule 3.10 Material Contracts





                               MATERIAL CONTRACTS

                                                        Schedule 3.11 Litigation





                                   LITIGATION

                                                         Schedule 3.14 Insurance





                                    INSURANCE

                                              Schedule 3.15 Licenses and Permits





                              LICENSES AND PERMITS

                                             Schedule 3.19 Environmental Matters





                              ENVIRONMENTAL MATTERS

                              Schedule 3.20 Employee Plans; Benefit Arrangements




                      EMPLOYEE PLANS; BENEFIT ARRANGEMENTS

                                                 Schedule 3.23 Certain Interests





                                CERTAIN INTERESTS

                                                Schedule 6.2 Tax Representations





                               TAX REPRESENTATIONS

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                DLJ MERCHANT BANKING PARTNERS, L.P.

                                By DLJ MERCHANT BANKING, INC.
                                    Managing General Partner


                                By: /s/ Elan Schultz
                                    ----------------------------------
                                    Name: Elan Schultz
                                    Title: Vice President


                                DLJ INTERNATIONAL PARTNERS, C.V.

                                By DLJ MERCHANT BANKING, INC.
                                    Advisory General Partner


                                By: /s/ Elan Schultz
                                    ----------------------------------
                                    Name: Elan Schultz
                                    Title: Vice President

                                DLJ OFFSHORE PARTNERS, C.V.

                                By DLJ MERCHANT BANKING, INC.
                                    Advisory General Partner

                                By: /s/ Elan Schultz
                                    ----------------------------------
                                    Name: Elan Schultz
                                    Title: Vice President

                                      DLJ MERCHANT BANKING FUNDING, INC.



                                      By: /s/ Thomas Siegler
                                          ------------------------------------
                                          Name: Thomas Siegler
                                          Title: Secretary


                                      DLJ CAPITAL CORPORATION



                                      By: /s/ Marjorie S. White
                                          ------------------------------------
                                          Name: Marjorie S. White
                                          Title: Secretary and Treasurer


                                      SPROUT GROWTH II, L.P.

                                      By DLJ CAPITAL CORPORATION,
                                         General Partner


                                      By: /s/ Marjorie S. White
                                          ------------------------------------
                                          Name: Marjorie S. White
                                          Title: Secretary and Treasurer


                                      SPROUT CEO FUND, L.P.

                                      By DLJ CAPITAL CORPORATION,
                                          General Partner


                                      By: /s/ Marjorie S. White
                                          ------------------------------------
                                          Name: Marjorie S. White
                                          Title: Secretary and Treasurer

                                       DLJ MERCHANT BANKING PARTNERS II, L.P.

                                       By DLJ MERCHANT BANKING II, INC.,
                                            Managing General Partner


                                       By:  /s/ Peter T. Grauer
                                            ------------------------------------
                                            Name: Peter T. Grauer
                                            Title: Managing Director


                                       DLJ MERCHANT BANKING PARTNERS II-A, L.P.

                                       By DLJ MERCHANT BANKING II, INC.,
                                            Managing General Partner


                                       By:  /s/ Peter T. Grauer
                                            ------------------------------------
                                            Name: Peter T. Grauer
                                            Title: Managing Director


                                       DLJ OFFSHORE PARTNERS II, C.V.

                                       By DLJ MERCHANT BANKING II, INC.,
                                            Advisory General Partner


                                       By:  /s/ Peter T. Grauer
                                            ------------------------------------
                                            Name: Peter T. Grauer
                                            Title: Managing Director

                                       DLJ DIVERSIFIED PARTNERS, L.P.

                                       By DLJ DIVERSIFIED PARTNERS, INC.,
                                           Managing General Partner


                                       By:  /s/ Peter T. Grauer
                                            ------------------------------------
                                            Name: Peter T. Grauer
                                            Title: Managing Director


                                       DLJ DIVERSIFIED PARTNERS-A, L.P.

                                       By DLJ DIVERSIFIED PARTNERS, INC.,
                                           Managing General Partner


                                       By:  /s/ Peter T. Grauer
                                            ------------------------------------
                                            Name: Peter T. Grauer
                                            Title: Managing Director


                                       DLJ MILLENNIUM PARTNERS, L.P.

                                       By DLJ MERCHANT BANKING II, INC.,
                                           Managing General Partner


                                       By:  /s/ Peter T. Grauer
                                            ------------------------------------
                                            Name: Peter T. Grauer
                                            Title: Managing Director


                                       DLJMB FUNDING II, INC.

                                       By:  /s/ Peter T. Grauer
                                            ------------------------------------
                                            Name: Peter T. Grauer
                                            Title: Attorney-in-Fact


                                       DLJ FIRST ESC LLC

                                       By DLJ LBO PLANS MANAGEMENT CORPORATION,
                                              Manager


                                       By:  /s/ Peter T. Grauer
                                            ------------------------------------
                                            Name: Peter T. Grauer
                                            Title: Attorney-in-Fact


                                       DLJ EAB PARTNERS, L.P.

                                       By DLJ LBO PLANS MANAGEMENT CORPORATION,
                                             General Partner


                                       By:  /s/ Peter T. Grauer
                                            ------------------------------------
                                            Name: Peter T. Grauer
                                            Title: Attorney-in-Fact


                                       UK INVESTMENT PLAN 1997 PARTNERS

                                       By DONALDSON, LUFKIN & JENRETTE, INC.,
                                             General Partner


                                       By:  /s/ Peter T. Grauer
                                            ------------------------------------
                                            Name: Peter T. Grauer
                                            Title: Attorney-in-Fact


                                       NEBCO EVANS HOLDING COMPANY


                                       By:  /s/ Raymond E. Marshall
                                            ------------------------------------
                                            Name: Raymond E. Marshall
                                            Title: Treasurer and President

                                        HOLBERG INDUSTRIES, INC.


                                        By: /s/ A. Petter Ostberg
                                            ------------------------------------
                                            Name: A. Petter Ostberg
                                            Title: Chief Financial Officer
                                                   and Treasurer

                                        HOLBERG INDUSTRIES, INC.


                                        By: /s/ A. Petter Ostberg
                                            ----------------------------------
                                            Name: A. Petter Ostberg
                                            Title: Chief Financial Officer
                                                   and Treasurer


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